BodyTel Moves EMEA Headquarters to New Office Building in Bad Wildungen, Germany

HENDERSON, Nev., Sept 10, 2007 -- BodyTel Scientific, Inc. (OTCBB:BDYT), a company focused on the development of innovative wireless healthcare products, reports that its wholly owned subsidiary, BodyTel Europe GmbH, has moved into a new, larger office building, located in Schlachthofstraße 1 in Bad Wildungen, Germany.

The company’s sales, administration, marketing, product development and management teams moved to their new location at the beginning of the month. The telemedical company’s new offices are 250 square meters, with room to expand up to 15 employees. Additionally, BodyTel Europe GmbH was entered into the commercial registry of Fritzlar. BodyTel develops wireless measuring devices for blood sugar and blood pressure, as well as scales that automatically transmit their measurements to Internet databases for long-term storage.

The new address is:

BodyTel Europe GmbH

Schlachthofstr. 1

34537 Bad Wildungen

Tel: +49 (0)5621 96776 00

Fax: +49 (0)5621 96776 10

Stefan Schraps, CEO of BodyTel Scientific, states, “Even though our new offices are only 200 meters from our old one, our new facilities provide us with the space we need to enable the build-up of our team for the end-of-the-year launch of our diabetes self-management system, GlucoTel. We have been making positive strides building our sales initiatives in Germany as well as the regions of Europe, Middle East and Africa.”

The GlucoTel meter is part of the GlucoTel system, a complete telemedical diabetes self-management system supporting patients and doctors in the treatment of diabetes. The GlucoTel blood glucose meter collects blood sugar readings and transmits it automatically via Bluetooth to the patient's mobile phone. The data is then sent via SMS (text message) or GPRS (data package) to an Internet database and stored long-term.

About BodyTel Scientific

BodyTel Scientific Inc. specializes in developing innovative wireless medical devices. Please visit http://www.bodytel.com for more company information

Forward-Looking Statements

Statements regarding the Company's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties that could cause actual results to differ materially from the potential results discussed in the forward-looking statements. Forward-looking statements in this press release include that our new facilities provide us with the space we need to enable the build-up of our team for the end-of-the-year launch of our diabetes self-management system, GlucoTel.  We have been making positive strides building our sales initiatives in Germany as well as the regions of Europe, Middle East and Africa. Actual results may differ materially from those currently anticipated due to a number of factors as we may find that our products must compete with cheaper or better products; we may not be able to retain key employees; a bigger market may not develop for our products and we may not be able to continue to attract new customers; we may face litigation if our technology fails to work when required; our intellectual property may be attacked and defeated in court proceedings; our patent and FDA/CE filings may be rejected by the patent offices and regulators; other companies may discover and develop better or cheaper technologies that would render our products obsolete and we may not have sufficient funding to further develop and/or market our technology. Readers are directed to the BodyTel Scientific, Inc.'s reports as filed with the U.S. Securities and Exchange Commission from time to time, including but not limited to its 8-K filed December 14, 2006 under our prior name Sellcell.net which outlined the company's current business for further information and factors that may affect BodyTel Scientific Inc.'s business and results of operations as well as the Company's form 10-KSB filed on December 15, 2006 and the Company's form 10-QSB filed on January 16, 2007. BodyTel Scientific Inc. undertakes no obligations to publicly update any forward-looking statements to reflect future events or circumstances.

CONTACT:  ZA Consulting Inc.

          Investors Relations

          David Zazoff

          212-505-5976

Press ContactsMichaela Klinger	Torsten Herrmann
Schlachthofstr. 1	Wilhelmstr. 37
34537 Bad Wildungen	65719 Hofheim
+49 (0)5621 96776 11	Tel.: 06192/96 166 80
Email: presse@bodytel.com	Email: therrmann@chainrelations.de
www.bodytel.com	www.chainrelations.de